AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1998.
                                                REG. NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 PROXYMED, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       FLORIDA                                          65-0202059
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                           2501 DAVIE ROAD, SUITE 230
                       FORT LAUDERDALE, FLORIDA 33317-7424
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                             1997 STOCK OPTION PLAN,
          EMPLOYEE AND CONSULTANT NONQUALIFIED STOCK OPTION AGREEMENTS
                           (FULL TITLES OF THE PLANS)

                                 HAROLD S. BLUE
                           2501 DAVIE ROAD, SUITE 230
                       FORT LAUDERDALE, FLORIDA 33317-7424
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (954) 473-1001
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                            ROBERT B. MACAULAY, ESQ.
                        MACAULAY, ZORRILLA & ROBIN, P.A.
                                1402 MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
  TITLE OF                                     PROPOSED
 SECURITIES  AMOUNT TO BE      PROPOSED        MAXIMUM          AMOUNT OF
    TO BE     REGISTERED    OFFERING PRICE     AGGREGATE       REGISTRATION
 REGISTERED    (1), (2)      PER SHARE (3)  OFFERING PRICE         FEE
--------------------------------------------------------------------------------

Common Stock   737,934          $11.13        $8,213,205.40      $2,422.90
   $.001
par value


--------------------------------------------------------------------------------
(1) Pursuant to Rule 416, this Registration Statement also covers such additional shares of the Registrant's Common Stock as may become issuable pursuant to the antidilution provisions of the subject plan and agreements.

(2) Includes 250,000 shares issuable pursuant to options granted and to be granted under the Company's 1997 Stock Option Plan and 487,934 shares issuable under nonqualified stock options which were granted outside of the Company's stock option plans to certain employees and consultants upon their hire.

(3) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h)(1) on the basis of the highest exercise price of the outstanding options covered by this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by ProxyMed, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

                  (a) The Company's annual report on Form 10-K for the year ended December 31, 1997.

                  (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A declared effective on August 15, 1993.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The making of a modifying or superseding statement shall not be deemed an admission that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including an appeal thereof, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel (including those for appeal) fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 607.0850 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the corporation or any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. Section 607.0850 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

         Article VII of the Company's Restated Articles of Incorporation and
Article VII of the Company's By-Laws provide for indemnification of the directors, officers, employees and agents of the Company (including advancement of expenses) to the fullest extent permitted under Florida law. In addition, the Company has contractually agreed to indemnify its directors and officers to the fullest extent permitted under Florida law.

         The Company's employment agreements with its principal executive officers limit their personal liability for monetary damages for breach of their fiduciary duties as officers and directors, except for liability that cannot be eliminated under the Florida Business Corporation Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         Reference is made to the Exhibit Index which is included in this Registration Statement following the Signature Page.

ITEM 9. UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the

Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on this 16th day of April, 1998.

                                           PROXYMED, INC.

                                           BY:   /S/ HAROLD S. BLUE
                                              ----------------------------------
                                                 HAROLD S. BLUE, CHAIRMAN OF THE
                                                 BOARD AND CHIEF EXECUTIVE
                                                 OFFICER

         Each person whose signature appears below hereby constitutes and appoints Harold S. Blue and Bennett Marks, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the Registrant and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and

Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                           TITLE                                      DATE
----------                                           -----                                      ----

/S/ HAROLD S. BLUE
-----------------------                     Chairman of the Board                           April 16, 1998
Harold S. Blue                              and Chief Executive
                                            Officer (principal
                                            executive officer)

/S/ JOHN PAUL GUINAN
-----------------------                     President and Director                          April 16, 1998
John Paul Guinan

/S/ BENNETT MARKS
-----------------------                     Executive Vice President,                       April 16, 1998
Bennett Marks                               Chief Financial Officer
                                            and Director (principal
                                            financial and accounting
                                            officer)

/S/ HARRY A. GAMPEL
-----------------------                     Director                                        April 16, 1998
Harry A. Gampel

/S/ SAMUEL X. KAPLAN
-----------------------                     Director                                        April 16, 1998
Samuel X. Kaplan

/S/ BERTRAM J. POLAN
-----------------------                     Director                                        April 16, 1998
Bertram J. Polan

/S/ EUGENE R. TERRY
-----------------------                     Director                                        April 16, 1998
Eugene R. Terry

                                  EXHIBIT INDEX

EXHIBIT                                                              SEQUENTIAL
NUMBER            DESCRIPTION                                         PAGE NO.
------            -----------                                         --------

   5              Opinion of Macaulay, Zorrilla & Robin, P.A.

  23.1            Consent of Macaulay, Zorrilla & Robin, P.A.
                    (contained in Exhibit 5 of this
                    Registration Statement).

  23.2            Consent of Coopers & Lybrand L.L.P.